Exhibit 2.4

BYLAWS

OF

DUKE ROBOTICS, INC.

ARTICLE I

Offices

SECTION 1. Registered Office. The registered office of Duke Robotics, Inc. (the “Corporation”) shall be located in the city of Wilmington, county of New Castle, State of Delaware.

SECTION 2. Other Offices. The Corporation may also have offices at such other places, both within and without the state of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

SECTION 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and time, within or without the State of Delaware, as the Board of Directors shall determine. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation or by these Bylaws, may be specified by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law.

SECTION 2. Special Meeting. Special meetings of the stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order for such purposes as stated therein. Only the purposes specified in such order shall be considered or dealt with at such special meeting.

SECTION 3. Notice. Written notice of all meetings of stockholders shall be given to each stockholder of record who is entitled to vote at such meetings, stating the place, date, and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided by law, a copy of the notice of any meeting shall be given by the Secretary (or other person authorized by these Bylaws or by law), personally or by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting, and directed to each stockholder of record at such stockholder’s record address. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mails. If a meeting is adjourned to another time, not more than thirty (30) days thereafter, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless, after adjournment, a new record date is fixed for the adjourned meeting.

SECTION 4. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place where the meeting is to be held and during the whole time of the meeting, and may be inspected by any stockholder who is present.

SECTION 5. Proxy Representation. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder granting such proxy or by his attorney-in-fact. No proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof. Except as otherwise limited thereby, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.

SECTION 6. Quorum; Adjournments. Except as otherwise provided by law, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the shares of the capital stock of the Corporation, issued and outstanding, entitled to vote at the meeting, present in person or by proxy. In the absence of a quorum at any meeting or any adjournment thereof, the holders of record of a majority of the shares present in person or by proxy and entitled to vote at such meeting may adjourn such meeting from time to time without notice other than announcement at the meeting. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 7. Conduct of Meeting. Meetings of stockholders shall be presided over by the President, the Chief Executive Officer, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation shall act as secretary of every meeting, but if the Secretary is not present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 8. Voting. At each meeting of stockholders where a quorum is present, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share. In the election of directors, a plurality of the votes cast shall elect, except where a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws. Any other action shall be authorized by a majority of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws. Voting by ballot shall not be required for the election of directors or any other corporate action, except as otherwise provided by law. The Corporation shall not directly or indirectly vote any shares of its own stock; provided, however, that the Corporation may vote shares that it holds in a fiduciary capacity to the extent permitted by law.

SECTION 9. Written Consent of Stockholders Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having no less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested or to the Corporation’s principal place of business or the officer of the Corporation having custody of the minute book. Written consent shall bear the date of the signature of each stockholder who signs the consent and no consent shall be effective to take the corporate action referred to therein unless written consents sufficient to approve the action are delivered to the Corporation within sixty (60) days of the earliest dated consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take action were delivered to the Corporation as provided in this Article II, Section 9.

ARTICLE III

Directors

SECTION 1. Functions and Definition. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders. The use of the phrase “whole Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

SECTION 2. Qualifications and Number. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The Board of Directors shall consist of not less than one nor more than seven members, the exact number of which shall be fixed from time to time by the Board of Directors.

SECTION 3. Election and Term. The initial Board of Directors shall be elected by the Incorporator and shall hold office until the first annual meeting of stockholders or until their successors are elected and qualified or until their earlier death, resignation or removal. Thereafter, directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

SECTION 4. Meetings. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors may conveniently assemble. Meetings shall be held at such place within or without the State of Delaware as may be fixed by the Board of Directors. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the President or any two of the directors then in office. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, electronic or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him or her before or after the time stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the directors, need be specified in any written waiver of notice.

SECTION 5. Quorum; Voting. Except as otherwise provided by law, a majority of the whole Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a larger number is required by law, by the Certificate of Incorporation or by these Bylaws.

SECTION 6. Organization. At all meetings of the Board of Directors, the President or a chairman chosen by the directors shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in his absence, the presiding officer may appoint any person to act as secretary.

SECTION 7. Resignation and Removal of Directors. Any director may resign at any time, and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. To the extent permitted by law, any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 8. Vacancies. Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, vacancies among the directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

SECTION 9. Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors or a committee thereof may be taken without a meeting if all members of the Board of Directors or the committee consent in writing or by electronic transmission to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or committee.

SECTION 10. Telephone, etc. Meetings. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such a meeting.

ARTICLE IV

Committees

SECTION 1. Committees. From time to time the Board of Directors by a resolution adopted by a majority of the whole Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have such powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

SECTION 2. Procedures Applicable to All Committees. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. The presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and any action taken by a committee shall be reported to the Board of Directors at its meeting next succeeding such action.

SECTION 3. Termination of Committee Membership. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE V

Officers

SECTION 1. Executive Officers. The executive officers of the Corporation shall be a President and a Secretary, both of whom shall be elected annually by the Board of Directors. Unless otherwise provided in the resolution of election, each officer shall hold office until the next annual election of directors and until his successor shall have been qualified or until his earlier death, resignation or removal. Any number of such offices may be held by the same person.

SECTION 2. Other Officers. The Board of Directors may appoint such other officers and agents as it may deem necessary or advisable, for such term as the Board of Directors shall fix in such appointment, who shall have such authority and perform such duties as may from time to time be prescribed by the Board including, without limitation, a Chief Executive Officer, Treasurer, Chief Financial Officer and Chief Operating Officer. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers. If any of the additional officers set forth in this Section 2 is not appointed, the President or such other officer designated by the Board of Directors shall have the powers and responsibilities allotted to such officer hereunder.

SECTION 3. Resignation and Removal. Any officer may resign his office at any time and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. All officers, agents and employees of the Corporation shall be subject to removal, with or without cause, at any time by the affirmative vote of a majority of the whole Board. The power to remove agents and employees, other than officers or agents elected or appointed by the Board of Directors, may be delegated as the Board of Directors shall determine. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

SECTION 4. President. The President shall be an executive officer of the Corporation and shall have the general powers and duties of supervision and management of the Corporation, subject, however, to the control of the Board of Directors. The President shall also perform all duties incident to the office of President and such other duties as may from time to time be assigned to him by the Board of Directors.

SECTION 5. Chief Executive Officer. The Chief Executive Officer, if any, shall, subject to the control of the Board of Directors, have general supervisory responsibility over the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be the primary executive officer of the Corporation and shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors, or the Chief Executive Officer. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. If no Chief Executive Officer is appointed, references to the Chief Executive Officer in Sections 6 and 7 of this Article V shall be deemed to refer to the President or such other officer designated by the Board of Directors instead.

SECTION 6. Chief Operating Officer. The Chief Operating Officer shall perform such senior duties in connection with the operations of the Corporation as the Board of Directors or the Chief Executive Officer shall from time to time determine, and shall report directly to the Chief Executive Officer. The Chief Operating Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be agreed with the Chief Executive Officer or as the Board of Directors may from time to time determine.

SECTION 7. Chief Financial Officer. The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine. The Chief Financial Officer shall report directly to the Chief Executive Officer.

SECTION 8. Treasurer. Subject to the direction of the Board of Directors, the Treasurer shall have the general care and custody of all the funds and securities of the Corporation which may come into his hands and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as from time to time may be designated by the Board of Directors, and shall pay out and dispose of the same under the direction of the Board of Directors. The Treasurer shall in general perform all duties incident to the position of Treasurer and such other duties as may be assigned to him by the Board of Directors or the President.

SECTION 9. Secretary. The Secretary shall keep the minutes of all proceedings of the Board of Directors and the minutes of all meetings of the stockholders and also, unless otherwise directed by such committee, the minutes of each committee, in books provided for that purpose, of which he shall be the custodian; he shall attend to the giving and serving of all notices for the Corporation; he shall have charge of the seal of the Corporation, of the stock certificate books and such other books and papers as the Board of Directors may direct; and he shall in general perform all the duties incident to the office of Secretary and such other duties as may be assigned to him by the Board of Directors or the President.

SECTION 10. Officer Compensation. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

ARTICLE VI

Stock

SECTION 1. Form and Execution of Certificates. If certificates of stock of the Corporation are issued as evidence of the ownership thereof, said certificates of shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Such signatures may be facsimile. In case any officer who has so signed such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a signed affidavit detailing the person’s claim that the certificate was destroyed, lost or stolen. The Corporation may also require a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.

SECTION 2. Certificateless Ownership. The Corporation is not required to issue stock certificates to evidence the ownership thereof. If no certificates are issued then information sufficient to identify ownership thereof shall be entered in the books of the Corporation. The Corporation shall issue a stock certificate upon the request of the owner thereof.

SECTION 3. Stock Transfers. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, and upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Unless specifically requested to issue stock certificates, the Corporation may maintain all transfers of ownership only on its records.

ARTICLE VII

Indemnification

SECTION 1. Indemnification. Each person who at any time shall serve, or shall have served as a director or officer of the Corporation, or any person who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to indemnification as, and to the fullest extent, permitted by Section 145 of the Delaware General Corporation Law or any successor statutory provision, as from time to time amended. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, vote of shareholders or disinterested directors, or other arrangement.

SECTION 2. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors or its authorized representative, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred herein to directors and officers of the Corporation.

SECTION 3. Authorization of Indemnification. Any indemnification under these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 145 of the Delaware General Corporation Law. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the authorized representative of the Board of Directors, or (iv) by the stockholders. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

SECTION 4. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another enterprise, or on behalf of any employee or agent who may be entitled to indemnification under these Bylaws, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under these Bylaws. Such insurance shall form the basis for any indemnification to be provided for herein.

ARTICLE VIII

Corporate Seal

The Board of directors may adopt a corporate seal. The seal of the Corporation, if any, shall be circular in form and contain the name of the Corporation, the words “Corporate Seal” and “Delaware” and the year of incorporation of the Corporation, which seal shall be in charge of the Secretary to be used as directed by the Board of Directors.

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE X

Amendments

These Bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders or by the Board of Directors of the Corporation.

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